Exhibit 99.4

DAVE & BUSTER’S, INC.

Tender of any and all Outstanding

$200,000,000 11% Senior Notes due 2018

In Exchange for

$200,000,000 11% Senior Notes due 2018

To Our Clients:

Enclosed for your consideration is a prospectus dated [    ], 2010 (the “Prospectus”), and the related letter of transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Dave & Buster’s, Inc. (the “Company”) to exchange its 11% Senior Notes due 2018 which have been registered under the Securities Act of 1933, as amended, for a like principal amount of the issued and outstanding 11% Senior Notes issued June 1, 2010 (the “Restricted Notes”), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in a Registration Rights Agreement, dated as of June 1, 2010, among the Company, the Guarantors (as defined therein) and the initial purchasers referred to therein.

This material is being forwarded to you as the beneficial owner of the Restricted Notes held by us for your account but not registered in your name. A TENDER OF SUCH RESTRICTED NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Restricted Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Restricted Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on [    ], 2010, unless extended by the Company in its sole discretion. Any Restricted Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Restricted Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section entitled “The Exchange Offer” under the heading “Conditions to the Exchange Offer.”

3. Any transfer taxes incident to the transfer of Restricted Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

4. The Exchange Offer expires at 5:00 p.m., New York City time, on [    ], 2010, unless extended by the Company in its sole discretion.

If you wish to have us tender your Restricted Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER RESTRICTED NOTES.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by the Company with respect to the Restricted Notes.

This will instruct you to tender the Restricted Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

Please tender the Restricted Notes held by you for my account as indicated below.

Restricted Notes ____________________________________________________________________________________
Aggregate Principal Amount of Restricted Notes Tendered

☐ Please do not tender any Restricted Notes held by you for my account.

Dated: _____________________________________________________________________ ________, 2010

Signature(s): __________________________________________________________________________________

Please print name(s) here: ________________________________________________________________________

Address(es): ________________________________________________________________ ___________

Area Code and Telephone Number(s): _______________________________________________________________

Tax Identification or Social Security Number (s): _________________________________________________________

None of the Restricted Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Restricted Notes held by us for your account.

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